DAVID S. GOLDSTEIN
DIRECT LINE: (202)383-0606
INTERNET: dgoldstein@sablaw.com





                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



                                 April 26, 2001



Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

              We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain flexible premium deferred variable annuity contracts filed as part of post-effective amendment number 2 to the registration statement on Form N-4 for Providentmutual Variable Annuity Separate Account (File No. 333-88163). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very Truly Yours,

                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By:  /s/ David S. Goldstein
                                               ---------------------------------
                                                  David S. Goldstein